                                                               Exhibit 99

                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of February 1, 1996 and is entered into by and between Sun Company, Inc., a Pennsylvania corporation (the "Company"), and The Glenmede Trust Company, a Pennsylvania trust company ("Glenmede"), in its corporate capacity and as trustee or co-trustee of The Pew Memorial Trust, The J. Howard Pew Freedom Trust, The Mabel Pew Myrin Trust, The J. N. Pew, Jr. Charitable Trust and The Medical Trust (the "Charitable Trusts").

          WHEREAS, Glenmede, as trustee or co-trustee of Charitable Trusts, holds 3,869,148 shares of the Company's common stock, par value $1.00 per share ("Common Stock") and 11,748,491 shares of the Company's depositary shares ("Depositary Shares"), each representing one-half of a share of the Company's Series A Cumulative Preference Stock, no par value ("Series A Stock"); and

          WHEREAS, the Company has the right to call outstanding shares of Series A Stock by delivering shares of Common Stock to the holders of Depositary Shares; and

          WHEREAS, the Company is willing to grant to Glenmede the registration rights set forth in this Agreement, in consideration of the undertakings of Glenmede set forth in this Agreement.

          NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

     1.  Definitions.  As used herein, the following terms shall have the
         -----------
following meanings:

     "Exchange Act" means the Securities Exchange Act of 1934, and the rules and
     --------------
regulations of the SEC thereunder, as in effect from time to time.

     "NASD" means the National Association of Securities Dealers, Inc.
     ------

     "Prospectus" means the prospectus included in any Registration Statement
     ------------
with respect to the terms of any public offering of any portion of the Registrable Shares, including any preliminary prospectus, final prospectus, and post-effective amendment.

     "Registrable Shares" means all shares of the Company's Common Stock and
     --------------------
Depositary Shares now held by Glenmede as trustee or co-trustee of the Charitable Trusts, and any other shares of the same or any other classes of the Company's Voting Stock which may be hereafter acquired from the Company by

Glenmede, as trustee or co-trustee of the Charitable Trusts, in any redemption of the Company's Series A Stock or by way of any stock split, stock dividend, exchange, combination, reclassification, merger, consolidation, reorganization or recapitalization involving the Common Stock or Depositary Shares now held by Glenmede for the account of the Charitable Trusts.

     "Registration Statement" means any registration statement which covers any
     ------------------------
of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, and all amendments, supplements and exhibits to a Registration Statement.

     "Registration Expenses" means all costs, fees and expenses incurred by the
     -----------------------
Company or Glenmede in connection with any public offering pursuant to a Registration Statement, including, without limitation, (i) all filing fees charged by the SEC, the NASD, and any foreign or state securities commissions (including fees and disbursements of counsel incurred in connection with such filings with foreign or state securities commissions), (ii) the fees and disbursements charged by any firm of independent public accountants (including, without limitation, those fees and disbursements incurred in connection with the preparation of a comfort letter), (iii) all costs and expenses incurred in connection with the printing and distribution of Registration Statements, and the certificates representing Registrable Shares, (iv) all transfer agent fees, and (v) any fees payable or expenses incurred in connection with the listing of the Registrable Shares on the New York Stock Exchange or any regional or other national securities exchange.

     "SEC" means the Securities and Exchange Commission.
     -----

     "Securities Act" means the Securities Act of 1933, and the rules and
     ----------------
regulations of the SEC thereunder, as in effect from time to time.

     "Shares to be Registered" means the number(s) and class(es) of Registrable
     -------------------------
Shares which Glenmede request to be registered, as set forth in a Demand Registration Notice, as defined in Section 2(a), or an Incidental Registration Notice, as defined in Section 3(a).

     "Termination Date" means the date which is the earlier of (i) July 31, 1997
     ------------------
or (ii) the date on which Glenmede, as trustee or co-trustee of the Charitable Trusts, ceases to have beneficial ownership of five percent (5%) or more of the issued and outstanding shares of Company's Voting Stock, unless extended pursuant to Section 2(d) hereof. For purposes of the foregoing provision, "beneficial ownership" shall be determined in the manner specified in Rule 13d-3 of the Exchange Act.

     "Voting Stock" means Common Stock and any shares of any class or series
     --------------
of stock of the Company having preference over Common Stock as to dividends or as to liquidation and entitled to vote on each matter on which the holders of Common Stock shall be entitled to vote.

     2.  Demand Registration Rights.
         --------------------------

         (a) At any time after the date hereof and prior to the Termination Date, Glenmede may, by written notice (a "Demand Registration Notice"), request the Company to register under the Securities Act Registrable Shares in such numbers and of such classes (which may be Common Stock, Depositary Shares, any other class of Voting Stock, or any combination thereof), as may be determined by Glenmede in its sole discretion, so as to permit the public offering and sale thereof.

         (b) The Company, as soon as reasonably practicable following its receipt of a Demand Registration Notice, will prepare and file with the SEC a Registration Statement on such form as the Company, in consultation with Glenmede and the managing underwriter, shall determine to be appropriate in conformance with applicable SEC rules and regulations, so as to permit Glenmede to complete a public offering of the Shares to be Registered. The Company will use its best efforts to cause each Registration Statement to become effective as soon as practicable following the Company's receipt of a Demand Registration Notice and to remain effective, and the Prospectus included therein to remain current and meet the requirements of the Securities Act, until the earlier of
(i) the 90th calendar day following the day upon which the SEC declares the Registration Statement effective and (ii) the first day on which all of the Shares to be Registered have been sold ("Closing"); provided, however, that the Company may postpone the filing of a Registration Statement with respect to such a public offering,for up to 45 calendar days after receipt of a Demand Registration Notice, if the Company's Board of Directors determines in the good faith exercise of its reasonable judgment that, due to a pending or contemplated acquisition, disposition or securities offering by the Company, the registration of the Shares to be Registered within such period would be detrimental to the Company and its shareholders.

         (c) Glenmede shall have the right to require the Company to complete and have declared effective by the SEC a maximum of two (2) Registration Statements pursuant to this Section 2 between the date hereof and the Termination Date; provided, however, that the Company shall not be required to complete and file with the SEC a second Registration Statement within 90 calendar days after the Closing of the first public offering under this Section 2 or within 90 calendar days after the Closing of a public offering in which Registrable Shares have been sold pursuant to Section 3 hereof.

         (d) If, on the Termination Date, Glenmede, as trustee or co-trustee of the Charitable Trusts, continues to hold any combination of Registrable Shares representing 5% or more of the outstanding shares of the Company's Voting Stock, and fewer than two public offerings have been completed under this Section 2 due to the exercise by the Company of its right under Section 2(b) hereof to postpone a public offering, or because the Closing of the first public offering occurred within 90 calendar days of the Termination Date, then the Termination Date shall be extended for

180 days or until a total of two public offerings have been completed, whichever first occurs.

         (e) No shares other than Registrable Shares shall be covered by any Registration Statement filed under this Section 2.


     3.  Incidental Registration Rights.  If at any time between the date hereof
         ------------------------------
and the Termination Date (as the same may be extended pursuant to Section 2(d) hereof), the Company proposes to register any shares of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of persons other than Glenmede ("Other Securities"), in an underwritten offering, on a form and in a manner which would permit the registration of Registrable Shares which are shares of Common Stock, the Company shall give Glenmede prompt written notice of the Company's intention, specifying the number of shares of Other Securities to be registered and the intended method of disposition. Glenmede, by written notice (an "Incidental Registration Notice") delivered to the Company within fourteen (14) business days after Glenmede's receipt of the Company's notice, may request that the Company register that number of Registrable Shares which are shares of Common Stock set forth in the Incidental Registration Notice. On receipt of an Incidental Registration Notice, the Company will use its reasonable efforts to effect the registration of the Shares to be Registered in conjunction with the registration of such Other Securities.

         (a) Glenmede shall be required to sell the Shares to be Registered pursuant to this Section 3 to the underwriters at the same price and on the same terms applicable to the Other Securities.

         (b) The Company may withdraw any registration statement filed as provided in this Section 3, at any time before it becomes effective, without liability or obligation to Glenmede.

         (c) The number of Shares to be Registered in a registration under this
Section 3 may be reduced to the extent that the managing underwriter shall advise the Company and Glenmede in writing that the inclusion of the total number of Shares to be Registered would adversely affect the orderly sale and distribution, or the price of, the Other Securities.

         (d) No registration of Registrable Shares effected under this Section 3 shall relieve the Company of its obligations to effect registrations of Registrable Shares pursuant to Section 2 hereof.

         (e) The Company shall have no obligation under this Section 3 to register Registrable Shares which are not shares of Common Stock.


     4.  Registration Procedures.  In connection with each
         -----------------------
registration under Section 2 or Section 3:

         (a) Glenmede will furnish to the Company in writing such information with respect to Glenmede and the Charitable Trusts and the proposed distribution of Registrable Shares as shall be requested by the Company and reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         (b)  the Company will:

              (i) give Glenmede and the underwriters the opportunity to participate in the preparation of the Registration Statement and Prospectus and, as to any registration under Section 2, not file any Registration Statement to which Glenmede or the underwriters reasonably object;

              (ii) furnish to Glenmede and to each underwriter such number of copies of the Registration Statement and the Prospectus as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such Registration Statement;

              (iii) use its reasonable efforts to register or qualify the Shares to be Registered under the securities or blue sky laws of such jurisdictions as Glenmede shall reasonably request; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not qualified or to take any action which would subject it to taxation or service of process in any jurisdiction where it is not otherwise subject to taxation or service of process;

              (iv) at any time when a Prospectus relating to a registration of Registrable Shares is required to be delivered under the Securities Act, immediately notify Glenmede of the happening of any event as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, as expeditiously as possible, amend or supplement such Prospectus to eliminate the untrue statement or the omission;

              (v) use its reasonable efforts to furnish, on the date that Registrable Shares are delivered to the underwriters for sale: (i) an opinion letter, dated such date, from counsel representing the Company, addressed to the underwriters and to Glenmede, stating that such Registration Statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the Registration Statement and the related Prospectus comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion as to financial statements and financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by the underwriters or Glenmede or their respective counsel, and (ii) a letter, dated such date, from the independent public accountants retained by the Company, addressed to the underwriters and to Glenmede, stating that they are independent public accountants within the meaning of the Securities Act and that, in their opinion, the financial statements of the Company included in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and covering such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) as such underwriters or Glenmede may reasonable request; and

              (vi) make available for inspection by any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney retained by Glenmede or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter or attorney, in connection with such Registration Statement.


     5.  Expenses.
         --------

         (a) In the case of a Registration under Section 2 hereof, the Company and Glenmede will each pay fifty percent (50%) of all Registration Expenses. In the case of a Registration under Section 3 hereof, The Company will pay all Registration Expenses.

         (b) In all cases, Glenmede shall be solely responsible for (i) all underwriting discounts and commissions with respect to Registrable Shares, (ii) the fees and disbursements of its outside legal counsel, and (iii) the internal costs of Glenmede and the Charitable Trusts (including, without limitation, the costs of inside counsel and inside auditors, if any); and

         (c) In all cases, the Company shall be solely responsible for (i) all underwriting discounts and commissions with respect to Other Securities, (ii) the fees and disbursements of its outside legal counsel, and (iii) the Company's internal costs (including, without limitation, the costs of inside counsel and inside auditors, if any).

     6.  Indemnification.  In connection with any registration of Registrable
         ---------------
Shares:

         (a) the Company will indemnify and hold harmless Glenmede and each Charitable Trust, each co-trustee of a Charitable Trust, each underwriter, and each other person, if any, who controls Glenmede or such Charitable Trust or underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities

(including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim), to which Glenmede or such co-trustee, trust, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or any Prospectus contained therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) with respect to Glenmede or the Charitable Trusts, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any such untrue statement or omission or alleged untrue statement or omission based on information relating to Glenmede or the Charitable Trusts and furnished by Glenmede to the Company in writing expressly for use in such Registration Statement or Prospectus; and (ii) with respect to the underwriters, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any such untrue statement or omission or alleged untrue statement or omission based on information relating to the underwriters and furnished to the Company in writing by or in behalf of any underwriter expressly for use in such Registration Statement or Prospectus.

         (b) Glenmede, in its individual corporate capacity, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of either such Section, from and against any and all losses, claims, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as the same is based on information relating to Glenmede or the Charitable Trusts furnished in writing to the Company by Glenmede expressly for use in such Registration Statement or Prospectus.

         (c) The indemnification of underwriters provided for in this Section 7 shall be limited to such terms and conditions as are at the time customary and reasonably required by the underwriters in light of industry practice.

     7.  Certain Covenants.  Glenmede covenants and agrees
         -----------------

that it will not, directly or indirectly, between the date hereof and July 31, 1997 (except as provided in subsection (c)(vii) below), for its own corporate account or on behalf of and as trustee or co-trustee of the Charitable Trusts:

         (a) acquire beneficial ownership of any additional shares of Voting Stock of the Company; provided, however, that nothing contained herein shall prohibit the acquisition of Voting Stock (x) as a result of a stock split, stock dividend, exchange or recapitalization by the Company, or in a transaction referred to in subsection (c)(iii) or (c)(v) below, (y) pursuant to the exercise in accordance with its terms of any warrant, option or other right to receive Voting Stock ("Rights") that it now holds or hereafter receives from the Company pursuant to any distribution by the Company to its shareholders, or (z) otherwise directly from the Company; or

         (b) solicit any person or group of persons to make any public tender or exchange offer for a majority of the Company's outstanding Voting Stock or to propose a merger or consolidation of the Company or to acquire all or substantially all of the assets of the Company.

         (c) Sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, any Registrable Shares, except:

              (i) in a registered public offering;

              (ii)  to the Company;

              (iii) in response to a public tender or exchange offer made to all shareholders of the Company, or all holders a class of the Company's securities;

              (iv) in accordance with the terms of any Registrable Shares or Rights;

              (v) in connection with a merger, consolidation, reorganization, recapitalization or dissolution of the Company not solicited by Glenmede;

              (vi)  by charitable gift; or

              (vii)  after June 30, 1996, in accordance with SEC Rule 144.

     8.   Scope of Agreement.  Nothing in this Agreement shall apply in any way
          ------------------
to any securities of the Company held by Glenmede for the account of any customer other than the Charitable Trusts.


     9.   Representations and Warranties.  Each of the Company and Glenmede
          ------------------------------
represents and warrants to the other as follows:

         (b) its execution and delivery of this Agreement have been duly authorized by all requisite corporate action and do not violate any provision of law, its Certificate of Incorporation or Bylaws, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (c) It has duly executed and delivered this Agreement, which constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     10.  Miscellaneous.
          -------------

          (a) All notices, requests, demands or other communications required or contemplated by this Agreement to be effective shall be in writing addressed to the parties as specified herein and shall be delivered, at the election of the sender thereof, by facsimile, by overnight courier or by first class certified mail for which the postage has been prepaid and a return receipt requested, and shall be deemed to have been duly given, made and received by the recipient thereof when confirmation of receipt is obtained in the case of transmission by facsimile, or one business day after being properly sent in the case of delivery by overnight courier, or four business days after being deposited with the U.S. Postal Service in the case of first class certified mail. Such notices, requests, demands or other communications shall be addressed and directed to the parties listed below or to such other address or recipient as may hereafter be designated by a party pursuant to this section:


          To Company:

          Sun Company, Inc.
          1801 Market Street
          Philadelphia, PA  19103
          Attention: Robert M. Aiken, Jr.
          fax: (215) 977-3559

          With a  copy  to:

          Jack L. Foltz
          Sun Company, Inc.
          1801 Market Street Philadelphia, PA 19103
          fax: (215) 977-3559

          To Glenmede:

          The Glenmede Trust Company
          One Liberty Place
          1650 Market Street
          Philadelphia, PA 19103
          Attention: A. E. Piscopo
          fax: (215) 419-6197

          With a copy to:

          Franklin B.  Holland
          Pepper, Hamilton & Scheetz
          3000 Two Logan Square

          18th and Arch Streets
          Philadelphia, PA 19103
          fax: (215) 981-4750


          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania,without regard to its conflict-of-laws rules.

          (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing signed on behalf of the Company and Glenmede which shall be duly authorized by all necessary action, corporate or otherwise, of each party.


                         SUN COMPANY, INC.


                         By: s/ ROBERT M. AIKEN, JR.
                             -----------------------
                                Robert M. Aiken, Jr.
                         Title: Senior Vice President
                                 and Chief Financial Officer



                         THE GLENMEDE TRUST COMPANY

                         By: s/ JAMES L. KERMES
                             --------------------
                                James L. Kermes
                         Title: President


                         THE GLENMEDE TRUST COMPANY,
                         as trustee or co-trustee of The Pew Memorial Trust, The
                         J. Howard Pew Freedom Trust, The Mabel Pew Myrin Trust, The J. N. Pew, Jr. Charitable Trust and The Medical
                         Trust:


                         By:  s/ JAMES L. KERMES
                              -------------------
                                 James L. Kermes
                         Title:  President